For Immediate Release

Contact:	Progenics Pharmaceuticals, Inc. Richard W. Krawiec, Ph.D. Vice President, Corporate Affairs (914) 789-2800 email: rkrawiec@progenics.com

PROGENICS PHARMACEUTICALS REPORTS
FIRST QUARTER 2006 RESULTS

-- Loss narrows as MNTX development costs are reimbursed and a portion of the upfront payment from Wyeth is recognized as revenue --

Tarrytown, NY, May 9, 2006 - Progenics Pharmaceuticals, Inc. (Nasdaq: PGNX) today announced its results of operations for the quarter ended March 31, 2006.

Revenues for the quarter ended March 31, 2006 totaled $11.0 million compared to revenues of $2.6 million for the same period in 2005. Revenues for the quarter primarily reflect reimbursement by Wyeth for development work performed by the Company under our methylnaltrexone (MNTX) collaboration ($4.1 million), recognition of a portion of the $60 million upfront payment received from Wyeth in December 2005 ($4.4 million) and funding from government grants and contracts ($2.5 million). The Company’s expenses for the first quarter of 2006 were $15.6 million, compared to $15.9 million for the first quarter of 2005

The Company reported a net loss of ($2.6 million) or ($0.10) per share (basic and diluted) for the first quarter of 2006, compared to net loss of ($13.2 million) or ($0.76) per share (basic and diluted) for the first quarter of 2005. At the end of the first quarter of 2006, Progenics had $169.4 million in cash, cash equivalents and marketable securities compared to $173.1 million at December 31, 2005.

Expenses for the first quarter of 2006 include $2.2 million of non-cash expense for share-based compensation. On January 1, 2006, we adopted a new accounting standard, Statement of Financial Accounting Standards (SFAS) No. 123(R), which requires us to include share-based compensation expense in our operating results. Had we been required to include share-based compensation in our results for the quarter ended March 31, 2005, which have not been restated, additional expenses of $1.6 million would have been incurred in that period, increasing the net loss for that period to ($14.8 million) or ($0.85) per share (basic and diluted).

Progress in early 2006

“In early 2006, we at Progenics Pharmaceuticals reached key milestones on the road to bringing innovative new products to market to treat the unmet medical needs of patients with debilitating conditions and life threatening diseases,” said Paul J. Maddon, Progenics’ Founder, Chief Executive Officer and Chief Science Office. “In addition, we were able to lower our net loss significantly, because of revenue recognition of upfront payments from Wyeth and reimbursement of MNTX development costs. Recent important accomplishments include the following:

•
We announced positive top-line results from our second pivotal phase 3 clinical trial of MNTX for the treatment of opioid-induced constipation in patients with advanced illness. All primary and secondary efficacy endpoints were highly statistically significant and the results confirm and support the previous MNTX phase 3 clinical study.

•
Recently, we and Wyeth announced plans to file the New Drug Application (NDA) for subcutaneous MNTX in an improved formulation in early 2007. This new formulation of subcutaneous MNTX, which does not require refrigeration, should make this drug more convenient for patients and caregivers.

•
We received Fast Track Product Designation for our human immunodeficiency virus (HIV) drug, PRO 140, from the Food and Drug Administration. The FDA Fast Track Development Program facilitates development and expedites regulatory review of drugs intended to address an unmet medical need for serious or life-threatening conditions.

•
In April 2006, we acquired complete ownership and control of PSMA Development Company LLC (PDC), by purchasing Cytogen Corporation’s interest in the joint venture which is developing in vivo cancer immunotherapies based on prostate-specific membrane antigen (PSMA),” Dr. Maddon added. PSMA is a protein primarily found on the surface of prostate cancer cells and new blood vessels associated with other solid tumors; therefore, targeting PSMA offers the potential for highly specific cancer therapy. Progenics purchased Cytogen’s 50% interest in PDC in exchange for an upfront payment of $13.2 million in cash, plus potential future milestone payments totaling up to $52 million payable upon regulatory approval and commercialization, and an undisclosed royalty on future product sales.”

Company profile
Progenics Pharmaceuticals, Inc., of Tarrytown, NY is a biopharmaceutical company focusing on the development and commercialization of innovative therapeutic products to treat the unmet medical needs of patients with debilitating conditions and life-threatening diseases. Principal programs are directed toward symptom management and supportive care and the treatment of HIV infection and cancer. The Company has four product candidates in clinical development and several others in preclinical development. The Company, in collaboration with Wyeth, is developing methylnaltrexone (MNTX) for the treatment of opioid-induced side effects, including constipation and post-operative bowel dysfunction. In the area of HIV infection, the Company is developing the viral-entry inhibitor PRO 140, a humanized monoclonal antibody targeting the HIV coreceptor CCR5 (in phase 1b studies). In addition, the Company is conducting research on ProVax, a novel prophylactic HIV vaccine. The Company is developing in vivo immuno-therapies for prostate cancer, including a human monoclonal antibody directed against prostate-specific membrane antigen (PSMA), a protein found on the surface of prostate cancer cells. Progenics is also developing vaccines designed to stimulate an immune response to PSMA. A recombinant PSMA vaccine is in phase 1 clinical testing. The Company is also developing a cancer vaccine, GMK, in phase 3 clinical trials for the treatment of malignant melanoma.
(Financial Tables Follow)

PROGENICS PHARMACEUTICALS, INC. CONDENSED STATEMENTS OF OPERATIONS (in thousands, except net loss per share)
	Three Months Ended March 31,
	2006	2005
Revenues:

Contract research and development from collaborator	$8,488
Contract research and development from JV		$440
Research grants and contracts	2,462	2,145
Product sales	51	4
Total revenues	11,001	2,589

Expenses:
Research and development	10,558	12,099
General and administrative	4,512	3,143
Loss in joint venture	121	205
Depreciation and amortization	363	482
Total expenses	15,554	15,929

Operating loss	(4,553)	(13,340)

Interest income	1,910	146
Net loss	$(2,643)	$(13,194)

Net loss per share; basic and diluted	$(0.10)	$(0.76)

CONDENSED BALANCE SHEETS (in thousands)
	March 31, 2006	December 31, 2005

Cash, cash equivalents and marketable securities	$169,366	$173,090
Accounts receivable	1,170	3,287
Fixed assets, net	4,615	4,156
Other assets	4,048	3,470
Total assets	$179,199	$184,003

Liabilities	$64,581	$71,271
Stockholders’ equity	114,618	112,732

Total liabilities and stockholders’ equity	$179,199	$184,003

DISCLOSURE NOTICE: The information contained in this document is current as of May 9, 2006. This press release contains forward-looking statements. Any statements contained herein that are not statements of historical fact may be forward-looking statements. When the Company uses the words ‘anticipates,’ ‘plans,’ ‘expects’ and similar expressions, it is identifying forward-looking statements. Such forward-looking statements involve risks and uncertainties which may cause the Company’s actual results, performance or achievements to be materially different from those expressed or implied by forward-looking statements. Such factors include, among others, the uncertainties associated with product development, the risk that clinical trials will not commence or proceed as planned, the risks and uncertainties associated with dependence upon the actions of our corporate, academic and other collaborators and of government regulatory agencies, the risk that our licenses to intellectual property may be terminated because of our failure to have satisfied performance milestones, the risk that products that appear promising in early clinical trials do not demonstrate efficacy in larger-scale clinical trials, the risk that we may not be able to manufacture commercial quantities of our products, the uncertainty of future profitability and other factors set forth more fully in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2005 and other reports filed with the Securities and Exchange Commission, to which investors are referred for further information. In particular, the Company cannot assure you that any of its programs will result in a commercial product.

Progenics does not have a policy of updating or revising forward-looking statements and assumes no obligation to update any forward-looking statements contained in this document as a result of new information or future events or developments. Thus, it should not be assumed that the Company’s silence over time means that actual events are bearing out as expressed or implied in such forward-looking statements.

Editor’s Note:
Additional information on Progenics available at http://www.progenics.com.